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                                                                  EXHIBIT 21


                           Subsidiaries of the Registrant



The Registrant has the following wholly owned subsidiaries which do business under their respective legal names:


Name                                         Place of Incorporation
----                                         ----------------------

WD-40 Products (Canada) Ltd.                 Ontario, Canada

WD-40 Company Limited                        London, England

WD-40 Company (Australia) Pty. Limited       New South Wales, Australia